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                                                                    EXHIBIT 5.01
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                               February 28, 2000


Concur Technologies, Inc.
6222 185/th/ Avenue NE
Redmond, Washington 98052

Gentlemen/Ladies:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Concur Technologies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") on or about February 28, 2000 in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale of up to an aggregate of 3,726,390 shares of the Company's Common Stock (the "Stock"), subject to issuance by the Company upon the exercise of: (a) stock options granted or to be granted under the Company's 1999 Stock Incentive Plan (the "1999 Plan"); (b) stock options to be granted under the Company's 1998 Equity Incentive Plan (the "1998 Plan"); or (c) purchase rights to be granted under the Company's 1998 Employee Stock Purchase Plan, as amended (the "Purchase Plan"). The plans referred to in clauses (a) through (c) above are collectively referred to in this letter as the "Plans". In rendering this opinion, we have examined the following:

     (1) the Registration Statement, together with the Exhibits filed as a part thereof or incorporated therein by reference.

     (2)  the Prospectuses prepared in connection with the Registration
          Statement.

     (3) the minutes of meetings and actions by written consent of the stockholders and Board of Directors that are contained in the Company's minute books and the minute books of the Company's predecessor, Concur Technologies, Inc., a Washington corporation ("Concur Washington"), that are in our possession.

     (4) the stock records that the Company has provided to us (consisting of a certificate from the Company's transfer agent of even date herewith verifying the number of the Company's issued and outstanding shares of capital stock as of the date hereof and a list of option and warrant holders respecting the Company's capital and of any rights to purchase capital stock that was prepared by the Company and dated February 21, 2000 verifying the number of such issued and outstanding securities).
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Concur Technologies, Inc.
Page 2

     (5) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     In addition, we have reviewed your stock records to confirm that 22,980,043 shares of Stock were outstanding as of February 21, 2000. We have noted that the list of stockholders provided by your transfer agent states that, as of February 21, 2000, the number of shares of Stock outstanding was 22,540,936 (which is 439,107 lower than the number represented by the Company to us in the Management Certificate as being issued and outstanding as of such date) and, notwithstanding such discrepancy, the Company has reaffirmed in the Management Certificate its representation to us that, as of February 21, 2000, 22,980,043 shares of Stock were issued and outstanding. Because the numbers of shares of Stock represented to us as being issued and outstanding as of February 21, 2000 in the list of stockholders provided by your transfer agent and in the Management Certificate are not identical, this opinion assumes that the number of shares of Stock actually issued and outstanding could be either as stated in the Management Certificate or in the transfer agent's list of stockholders.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from public officials, records and documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the
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opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we render this opinion only with respect to, and express no opinion herein with concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America and the State of California and the existing Delaware General Corporation Law.

     Based upon the foregoing, it is our opinion that the 3,726,390 shares of Stock that may be issued and sold by the Company upon the exercise of (a) stock options granted or to be granted under the 1999 Plan (b) stock options to be granted under the 1998 Plan and (c) purchase rights granted or to be granted under the Purchase Plan, when issued, sold and delivered in accordance with the applicable plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the relevant Prospectus, will be validly issued, fully paid and nonassessable.
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Concur Technologies, Inc.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto. This opinion speaks only as of its date and we assume no obligation to update this opinion should circumstances change after the date hereof. This opinion is intended solely for use in connection with issuance and sale of shares in subject to the Registration Statement and is not to be relied upon for any other purpose.


                              Very truly yours,

                              FENWICK & WEST LLP

                              By: /s/ Matthew P. Quilter
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                                   Matthew P. Quilter, a Partner